                                  EXHIBIT 99.1

                                                                 CONTACT PERSON:
                                                                    Robert Hynes
                                                                  (212) 355-5200

FOR IMMEDIATE RELEASE

          WHX CORPORATION CLOSES SALE OF ITS INTEREST IN WHEELING DOWNS
                       RACETRACK FOR $105 MILLION IN CASH

            New York - December 19, 2001 - WHX Corporation (NYSE: WHX) announced the closing  today of the sale of its interest in Wheeling  Downs  Racetrack for
$105  million  in  cash.  In  the  transaction,  Wheeling  Island  Gaming,  Inc.
(successor   to  Wheeling   Downs  Racing   Association,   Inc.)   redeemed  WHX
Entertainment  Corp.'s  ownership  interest in  Wheeling  Downs  Racetrack.  WHX
Entertainment  Corp.  is a  wholly-owned  subsidiary of WHX. The closing of this transaction  satisfies the closing  condition in WHX's ongoing Offer to Purchase for Cash and  Solicitation of Consents  relating to its 10-1/2% Senior Notes due
2005 of the  closing of the  Wheeling  Downs  Redemption  and the receipt by WHX
Entertainment of the net proceeds therefrom.  The Offer to Purchase for Cash and
Solicitation  of Consents  remains  subject to, among other things,  the Minimum
Condition,  the Consent Condition,  and the General Conditions,  as set forth in the Offer to Purchase  and Consent  Solicitation  Statement,  and will expire on
12:00  midnight,  New York City time,  on Wednesday,  December 19, 2001,  unless extended.

Forward-Looking Statements

            This  press  release  contains  certain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section  21E of the  Securities  Exchange  Act of 1934,  as  amended,  which are intended  to be covered  by the safe  harbors  created  thereby.  Investors  are cautioned that all  forward-looking  statements  involve risks and  uncertainty.
Although  WHX  believes  that the  assumptions  underlying  the  forward-looking statements  contained  herein are reasonable,  any of the  assumptions  could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking statements included in this press release will prove to be accurate. In light of
the  significant  uncertainties  inherent  in  the  forward-looking   statements
included herein,  the inclusion of such information  should not be regarded as a representation  by WHX or any other person that the  objectives and plans of WHX will be achieved.